Exhibit 10.53

SECOND AMENDMENT

TO THE

ALLIANCE COAL, LLC

SHORT-TERM INCENTIVE PLAN

WHEREAS, Alliance Coal, LLC (the “Company”) maintains the Alliance Coal, LLC Short-Term Incentive Plan (the “Plan”); and

WHEREAS, the Company desires to amend the Plan as hereinafter set forth;

NOW, THEREFORE, the Plan is hereby amended by revising Paragraph 7 to read as follows:

7.	DISCRETIONARY PAYMENTS OUTSIDE THE PAY-OUT POOL.

In the event that any Participant’s exceptional individual performance is demonstrated to substantially exceed standard expectations and responsibilities, the Company’s CEO (or his designee(s)) may award and distribute a discretionary bonus to a Participant. The Company’s CEO shall have the authority to make such discretionary bonus pay-outs.

EXECUTED and EFFECTIVE this 26th day of July 2007.

ALLIANCE COAL, LLC

By:	/s/ R. Eberley Davis
Name:	R. Eberley Davis
Title:	Senior Vice President